Exhibit 99.1
AJ ROBBINS, PC
CERTIFIED PUBLIC ACCOUNTANTS
216 16TH STREET, SUITE 600
DENVER, COLORADO 80202
March 31, 2006
Securities and Exchange Commission
100 F Street, NE.
Washington, D.C. 20549
Re: Novint Technologies, Inc. Annual Report on Form 10-KSB
Dear Sir or Madam:
The Company is unable to file its 2005 Annual Report on Form 10-KSB within the prescribed time period because it has experienced certain difficulties in providing the requisite information to this Firm.
Very truly yours,
AJ ROBBINS, PC
By /s/ AJ ROBBINS, CPA
      AJ Robbins, CPA